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                                                                   Exhibit 11.1

                                       BEST BUY CO., INC.

                                COMPUTATION OF EARNINGS PER SHARE

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                                          February 25,   February 26,  February 27,
For the years ended:                         1995            1994        1993
                                         -------------   ------------  ------------
Earnings:

   Earnings before cumulative effect of
     change in accounting principle
     available to common shares           $57,651,000    $41,710,000    $19,855,000

   Cumulative effect of change in
     accounting for income taxes                            (425,000)
                                         -------------   ------------  ------------

   Net earnings available to
     common shares                        $57,651,000    $41,285,000    $19,855,000
                                         -------------   ------------  ------------
                                         -------------   ------------  ------------

Shares:

   Weighted average common shares
     outstanding                           42,013,000     40,036,000     33,874,000

   Adjustment:
   Assumed issuance of shares purchased
     under stock option plans               1,458,000      1,300,000        902,000
                                         -------------   ------------  ------------

   Common equivalent shares -
     Total                                 43,471,000     41,336,000     34,776,000
                                         -------------   ------------  ------------
                                         -------------   ------------  ------------

Earnings per share:

   Earnings before cumulative effect of
     change in accounting principle             $1.33          $1.01           $.57

   Cumulative effect of change in
     accounting for income taxes                                (.01)
                                                -----          ------          ----
   Net earnings per share                       $1.33          $1.00           $.57
                                                -----          ------          ----
                                                -----          ------          ----

Note:   The computation of earnings per share assuming full dilution is substantially the same as set forth above or is anti-
        dilutive.
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